                                                                       EXHIBIT 5




                                 July 16, 1999



Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080-4990

Ladies and Gentlemen:

     We have acted as counsel to Genentech, Inc., a Delaware corporation ("Genentech"), in connection with the preparation of Genentech's Registration Statement on Form S-3 as amended (File No. 333-80601) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares (the "Shares") of common stock, par value $.02 per share, of Genentech to be sold by Roche Holdings, Inc.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     In rendering this opinion we have assumed that prior to the offering of any of the Shares, the Registration Statement, as then amended, will have become effective under the Securities Act.

     On the basis of the foregoing, we are of the opinion that, when issued, the Shares will have been duly authorized, validly issued, fully paid and non-assessable.

                                       2                           July 16, 1999



     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Prospectus contained in this Registration Statement.


                                       Very truly yours,

                                       /s/ DAVIS POLK & WARDWELL
                                       --------------------------------
                                       Davis Polk & Wardwell